Exhibit 3.1


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ANCHOR GLASS CONTAINER CORPORATION

                           ---------------------------

                            Under Section 242 of the
                            Delaware Corporation Law

                           ---------------------------

     Anchor Glass Container Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation adopted a resolution by unanimous written consent proposing and declaring advisable the following amendment to the Certificate of Incorporation of Anchor Glass Container
Corporation:

     Article "FIRST" is amended so that said Article shall be and read as follows:

     "FIRST: The name of the corporation is Anchor Resolution Corp. (hereinafter referred to as the "Corporation")."

     SECOND: That said amendment has been consented to and authorized by the holder of all of the issued and outstanding stock entitled to vote, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and filed with the Corporation.

     THIRD: That this amendment has been duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Anchor Glass Container Corporation has caused this certificate to be signed by its President, and attested by its Secretary, this 31st day of January, 1997.


ATTEST:                                    ANCHOR GLASS CONTAINER CORPORATION

/s/ Eugene K. Pool                        /s/ Carl H. Young III
Name: Eugene K. Pool                      Name: Carl H. Young III
Title: Assistant Secretary                Title: Senior Vice President, General
                                                 Counsel & Secretary